Exhibit 10.1

AMENDED AND RESTATED UNSECURED PROMISSORY NOTE

March 27, 2008	Up to $20,000,000

FOR VALUE RECEIVED, the undersigned, BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (the “Lender”), the principal amount outstanding from time to time as set forth on the attached grid equal to the outstanding amount of the Advances (as hereinafter defined), up to a maximum of Twenty Million Dollars ($20,000,000) in Advances, made by Lender to Borrower hereunder, on the third anniversary of the date hereof (the “Maturity Date”) together with all accrued and unpaid interest hereunder on such date.  This Amended and Restated Promissory Note (this “Note”), amends and restates in its entirety the Secured Promissory Note dated November 9, 2007 made by the Borrower to the Lender (the “Original Note”).  It is acknowledged and agreed that amounts outstanding under the Original Note through December 31, 2007 were forgiven and that on January 14, 2008 an additional Advance of $1,000,000 was made thereunder and remains outstanding on the date hereof.  All amounts borrowed under such prior note shall be deemed borrowed hereunder as of the dates of such borrowings under the terms hereof and as reflected on the attached grid.  Amounts advanced (or deemed advanced) hereunder shall be unsecured obligations of the Borrower.

From time to time, until the day immediately prior to the Maturity Date, if requested by the Borrower, the Lender may, in its sole discretion, make advances to the Borrower (each an “Advance”).  An Advance may be made by transfer of funds to the Borrower or by payment of obligations of the Borrower by the Lender.  The Borrower shall have no obligation to make any Advance hereunder, all of such Advances being discretionary and to be made on the sole discretion of the Lender.  In no event shall any actual or purported written or unwritten agreement of the Lender to make an Advance be enforceable or binding upon the Lender.  An Advance shall exist only after it is actually made by the advancement of funds to or on behalf of the Borrower or the payment of an obligation of the Borrower by the Lender and no obligation to make such Advance shall exist until it is so made or such obligation is paid.  At no time shall there Advances by made such that there will be in excess of twenty million dollars ($20,000,000) in principal amount outstanding hereunder upon the making of such Advance.

Each Advance shall be requested on notice, given not later than 10:00 a.m. (Dallas, Texas time) on the Business Day prior to the date of the requested Advance given by the Borrower to the Lender.

The Borrower shall pay interest on the unpaid principal amount of each Advance owing to the Lender from the date of such Advance until such principal amount shall be paid in full, at the rate of five percent (5%) per annum.  Notwithstanding the above, after the occurrence of an Event of Default (as hereinafter defined), interest on the unpaid principal amount of each Advance shall accrue, at the rate of the lesser of twelve percent (12%) per annum or the highest rate permitted by applicable law from the date of the Event of Default while such Event of

Default is continuing.  All payments on this Note shall-be applied to the payment of accrued interest before being applied to the payment of principal.

The Borrower may, upon at least one Business Day notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall on such proposed date, prepay the principal amount of outstanding Advances, in whole or in part, in the aggregate amount stated in such notice, without penalty or premium; provided that all interest accrued and unpaid hereunder to the date of such prepayment is paid therewith.  Notwithstanding any prepayment, reborrowings in the form of additional Advances as set forth above may be made to the Maturity Date set forth above.

The Borrower shall make each payment hereunder not later than 10:00 a.m. (Dallas, Texas time) on the day when due in United States Dollars.  All payments under this Note shall be made without setoff or counterclaim.

Whenever any payment hereunder shall be stated to be due on a day other than a Business Day (as hereafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, as the case may be. A “Business Day” shall be any day that banks are authorized to be open in Dallas, Texas.

All computations of interest shall be made by the Lender on the basis of the number of days in the year in question, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

Interest on any past due payment shall be payable on demand.

Both principal and interest shall be due and payable, in lawful money of the United States of America, in immediately available funds to the Lender, 15601 Dallas Parkway, Suite 600, Dallas, Texas 75001 or at such other place as may be designated by the Lender from time to time.  All Advances made and payments made on account of principal hereof shall be recorded by the Lender and endorsed on the schedule attached hereto which is part of this Note; provided that any failure to so record shall not affect the actual obligations of the Borrower hereunder.

The Borrower, for itself and its legal representatives, successors, and assigns, hereby expressly waives presentment, demand (other than demand for payment), protest, notice of dishonor, notice of acceleration, notice of intent to accelerate, or further notice or other requirements of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

The liability of the Borrower hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including but not limited to any extension of time, renewal, waiver, or other modification.  Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.  The Lender or any holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.  No amendment, modification, or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

Any notice from the Lender to the Borrower shall be deemed given when delivered to the Borrower by hand or facsimile or five days after deposited in United States mail or the day deposited in the U.S. mail and addressed to the Borrower at the last address of the Borrower appearing on the Lender’s records.

If any of the following events shall occur and be continuing:

(a)           (i)            the Borrower shall fail to pay any principal hereof, or interest hereon, when the same becomes due and payable, and, in the case of such payments other than principal, such failure shall continue for three days, or (ii) the Borrower shall fail to make any other payment under this Note within five days; or

(b)           the Borrower shall fail to perform any other term, covenant, or agreement contained in this Note to be performed or observed if such failure shall remain unremedied for ten days after the Borrower receives written notice thereof or

(c)           the Borrower shall breach any covenant, agreement or obligation to the Lender existing under any other agreement between the Borrower and the Lender; or

(d)           the Borrower shall (i) breach any obligation of the Borrower under any instrument representing indebtedness for money borrowed causing the acceleration of the repayment of such indebtedness, (ii) breach any obligation of the Borrower under any capital lease causing the acceleration of the lease payments under any such capital lease or (iii) receive any notice of any such acceleration; or

(e)           (i)            the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors;

(ii)           any proceeding shall be instituted by the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(iii)          there shall be commenced against the Borrower any proceeding referred in subparagraph (e)(ii) above which results in the entry of an order for relief or any such adjudication or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property which remains undismissed, undischarged, or unbonded for a period of 30 days, provided that the Borrower, for itself and on behalf of itself, hereby expressly authorizes the Lender to appear in any court conducting any such proceeding during such 30-day period to preserve, protect, and defend their rights under this Note; or

(iv)          the Borrower shall take any corporate action to authorize any of the actions set forth above in this subparagraph (e); or

(f)            Any provision of this Note after delivery hereof shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing.

Then, and in any such event (other than such an event described in subparagraph (e)(ii) or (iii) above), the Lender may (i) by written notice to the Borrower, declare that an “Event of Default” exists and any obligation of the Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, and thereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, other notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower, (iii) pursue any other applicable rights and remedies, or (iv) reduce any claim to judgment or bring suit or other proceeding either for specific performance of any covenant or condition or in aid of the exercise of any right or remedy.

If an event occurs such as is described under subparagraph (e)(ii) or (iii) above, then, notwithstanding the foregoing an “Event of Default” shall automatically exist without the need for notice from the Lender any obligation of the Lender to make any Advance thereupon shall cease without notice, and the unpaid principal amount of and any accrued interest on all of the Advances automatically shall become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with this Note.  The Borrower further agrees to pay on demand all costs and expenses incurred by the Lender in connection with the enforcement of this Note, including reasonable attorney’s fees, incurred in connection with such enforcement.

It is the intention of the Lender and the Borrower to conform strictly to the applicable usury laws now or hereafter in force, and therefore, all agreements between the Borrower and the Lender whether now existing or hereafter arising and whether written or oral are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of the creation of the indebtedness evidenced hereby, acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money evidenced hereby or to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligations contained herein or in any instrument evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum lawful rate allowed by applicable law.  If any term hereof is susceptible of being construed as obligating the Borrower for the payment of interest in excess of that authorized by applicable law, or if, from any other circumstances whatsoever, including, but not limited to, acceleration of the maturity of the indebtedness evidenced hereby, fulfillment of any provision hereof or of any document or any other agreement referred to herein at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then, the obligation to be fulfilled shall be automatically reduced to the limit of such validity; and, if from any such circumstances the Lender should ever receive or be entitled to receive as interest an amount deemed to be interest by applicable law which shall exceed the maximum lawful rate, such amount which would be excessive interest shall be cancelled automatically as of the date of the occurrence of any such circumstance, and if theretofore paid shall be refunded or credited and applied to the reduction of the principal amount owing hereunder or, at the option of the Lender, to the reduction of any other principal indebtedness of the Borrower to the Lender, and not to the payment of interest or, if such excess interest exceeds the unpaid balance of principal hereof and such other Indebtedness, the excess shall be refunded to the Borrower, and, in such event, no holder of this Note shall be subject to any penalties provided by law for contracting for, charging or receiving interest in excess of the maximum lawful rate.  The right to accelerate the maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lender does not intend to charge or collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid by the Borrower to the Lender for the use, forbearance, or detention of the indebtedness due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness evidenced by this Note until payment in full so that the actual rate of interest on account of such indebtedness does not exceed the applicable usury ceiling.  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate Is uniform throughout the entire term of this Note.  The terms and provisions of this section shall control and supersede every other provision of all agreements between the Borrower and the Lender, notwithstanding any provision to the contrary contained herein or in any such agreements.

If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  In particular, this paragraph means (among other things) that the Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause the Lender to charge or collect more for this loan than the maximum the Lender would be permitted to charge or collect by federal law or applicable state law.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect any security interest of the Lender in any collateral without the consent of or notice to anyone.  All such parties also agree that the Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  This Note and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the Lender and the Borrower.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

The provisions of Chapter 15 of the Texas Credit Code (Vernon’s Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS.

BEHRINGER HARVARD HOLDINGS, LLC		BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

		By:	Behringer Harvard Advisors II LP
Co-General Partner

By:			By:
	Gerald J. Reihsen, III		Gerald J. Reihsen, III
	Executive Vice President		Secretary

By:
Robert M. Behringer, Co-General Partner

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan or Principal Paid	Interest Paid	Unpaid Principal Balance	Notation Made By